PACIFIC ALLIANCE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

AS OF DECEMBER 31, 2008

ASSETS	"SUPER"	"PALC"	Adjustments		Pro Forma
Cash	$260,781	$143			$260,924

Accounts receivable, net	237,697	-			237,697

Inventory	407,397	-			407,397

Total current assets	905,875	143			$906,018

Property and equipment, net	168,690	-			168,690

TOTAL ASSETS	$1,074,565	$143			$1,074,708

LIABILITIES AND
SHAREHOLDERS' DEFICIT

Accounts payable	$237,387	$-			$237,387

Accrued expenses and other current liabilities	29,700	157,949			187,649

Tax liabilities	-	351,707			351,707

Short-term notes payable	-	137,100			137,100

Notes payable to related parties	-	469,045			469,045

Total current liabilities	267,087	1,115,801			1,382,888

Long-term debt	250,000	-			250,000

Total liabilities	517,087	1,115,801			1,632,888

Common Stock		37,250	606,600	[1]	643,850

Paid-in Capital		3,448,486	(1,722,258)	[1]	-
			(1,726,228)
Members' Capital	992,309		(992,309)	[1]	-

Accumulated deficit	(434,831)	(4,601,394)	4,601,394	[1]	(1,202,030)
			(767,199)	[1]
Total stockholders'(or members') equity	557,478	(1,115,658)			(558,180)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,074,565	$143			$1,074,708

See notes to pro forma condensed consolidated financial statements (unaudited)

PACIFIC ALLIANCE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

For the year ended December 31, 2008

	"SUPER"	"PALC"	Adjustments		Pro Forma

Sales	$667,581	$-			$667,581

Cost and expenses:
Cost of sales	965,419	-			965,419
Selling, general and administrative	75,639	166,682			242,321
	1,041,058	166,682			1,207,740

Operating loss	(373,477)	(166,682)			(540,159)

Other income (expenses)	-	(71,110)			(71,110)

Loss before income taxes	(373,477)	(237,792)			(611,269)

Income taxes	-	-	(100)	[2]	(100)

Net loss	$(373,477)	$(237,792)			$(611,369)

Net loss per share-basic and diluted	N/A	$(0.01)			$(0.00)

Weighted average number of shares	N/A	36,941,100			643,541,100

See notes to pro forma condensed consolidated financial statements (unaudited)

PACIFIC ALLIANCE CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the year ended December 31, 2008

NOTE 1 – BASIS OF PRESENTATION

On June 24, 2009, Pacific Alliance Corporation (“PALC” or “Pacific”) entered into an Exchange Agreement (“Agreement”) to acquire all the issued and outstanding membership interests of Superior Filtration Products, LLC (“SUPER” or “Superior”) in exchange for 1,000,000 shares of PALC’s Series A preferred stock which are convertible into 606,600,000 shares of PALC’s common stock. Upon completion of the acquisition, the existing Superior members will own approximately 90% of the outstanding common stock of the combined company. Consequently, for accounting purpose, the transaction will be accounted for as a reverse acquisition, with Superior as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of Superior will become the historical financial statements of the combined company and the assets and liabilities of Pacific will be accounted for as required under the purchase method of accounting. The results of operations of Pacific will be included in the consolidated financial statements from the closing date of acquisition.

The purchase price is assumed to be equal to Pacific book value since Pacific had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the Superior members represents the net book value of Pacific at date of closing.

In connection with the acquisition, Superior will cease its LLC status.

The accompanying condensed consolidated financial statements illustrate the effect of Pacific’s reverse acquisition (“Pro Forma”) of Superior. The condensed consolidated balance sheet as of December 31, 2008 is based on the historical balance sheets of Superior and Pacific as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the year then ended are based on the historical statements of operations of Superior and Pacific for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 2008.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimated of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Superior and Pacific, including the related notes, and other financial information included in this joint proxy statement/prospectus.

PACIFIC ALLIANCE CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the year ended December 31, 2008

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

[1]

To reflect the reverse acquisition of Superior equal to the book value of Pacific:

Issuance of 606,600,000 shares of Pacific Stock at its book value	$(1,115,658)
Elimination of Superior capital	(992,309)
Elimination of Pacific accumulated deficit	4,601,394
Recapitalization adjustment	(2,493,427)

Cost in excess of net liabilities assumed	$-

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

[2]

To reflect income taxes on a pro forma basis assuming the transaction took place at the beginning of the period presented and Superior was a C corporation in 2008. A valuation allowance is established for the full amount of the Company’s deferred tax assets which relate to the Company’s net operating loss carryforwards.

NOTE 3 - PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the weighted average number of shares of Pacific common stock outstanding during each period and the number of shares of Pacific common stock to be issued in connection with the reverse acquisition of Superior.